Exhibit 21.1

SUBSIDIARIES OF OWL ROCK TECHNOLOGY FINANCE CORP.

Name	Jurisdiction

OR TECH LENDING LLC

OR TECH FINANCING I LLC

OWL ROCK TECHNOLOGY FINANCING 2020-1

OWL ROCK TECHNOLOGY FINANCING 2020-1 LLC

ORTF FUNDING I LLC

ORT KB LLC

ORTF BC 1 LLC

ORTF BC 2 LLC

ORTF BC 3 LLC

ORTF BC 4 LLC

DELAWARE DELAWARE CAYMAN ISLANDS DELAWARE DELAWARE DELAWARE DELAWARE DELAWARE DELAWARE DELAWARE